Exhibit 5.1

Tyco International Ltd.
Freier Platz 10
CH-8200 Schaffhausen
Switzerland

VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 61 279 33 00

Fax +41 61 279 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 44 254 34 00

Fax +41 44 254 34 10

Basel, February 8, 2010

Tyco International Ltd.

Dear Sirs,

We have acted as special Swiss legal counsel to Tyco International Ltd., a company limited by shares (the “Company”) with its registered seat in Schaffhausen/Switzerland, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) on February 8, 2010 of the Registration Statement on Form S-4 (the “Registration Statement”), in connection with the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of registered shares of the Company of a par value of CHF 7.84 (the “Company Shares”), as contemplated by an Agreement and Plan of Merger by and among the Company, Barricade Merger Sub, Inc., Brink’s Home Security Holdings, Inc. and, solely for the purposes stated therein, ADT Security Services, Inc. (the “Merger Agreement”).

Capitalized terms used herein shall have the meaning as defined in the Registration Statement unless otherwise defined herein.

I.                                                DOCUMENTS

For purposes of rendering this opinion, we have examined and relied on the following documents:

a)                                               an excerpt from the commercial register of the Canton Schaffhausen in respect of the Company, certified by such Commercial Register to be up-to-date as of February 4, 2010 (the “Excerpt”);

b)                                              a copy of the public deed regarding the special general meeting of the Company dated March 12, 2009 (the “Public Deed”);

c)                                               articles of association of the Company dated March 12, 2009 as filed with the register of commerce in Schaffhausen, Switzerland (“Articles of Association”);

d)                                              a copy of the Merger Agreement; and

e)                                               a copy of the minutes of a meeting of the Company’s Board of Directors of January 13, 2010 (the “Resolution”), with respect to, inter alia, (i) the approval of the Merger Agreement and (ii) the approval of the issuance of the Company Shares in connection therewith, including the delegation of the implementation of the issuance to Edward D. Breen or any other member of the Company’s Board of Directors.

The documents referred to a) through e) are referred to together as the “Documents”.

We have further examined such other records, documents and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

II.                                            ASSUMPTIONS

In giving this opinion, we have assumed that:

a)                                               all Documents submitted to us as copies or electronic copies are complete and conform to their originals and such originals are authentic;

b)                                              all signatures on the Documents are genuine;

c)                                               no bankruptcy, reorganization, liquidation or similar proceedings will be initiated or pending  against the Company outside Switzerland;

d)                                              all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required under the laws of Switzerland, for the legality, validity and enforceability of the Merger Agreement have been duly obtained and are and will remain in full force and effect;

e)                                               a copy of an amendment to the Resolution (the “Amendment”), validly issued by an authorized person as stated in the Resolution will be available and will state the final number of Company Shares to be issued and the subscription price for such Company Shares and any other information required by Swiss law in relation to the implementation of a capital increase out of authorized capital;

f)                                                 a copy of the public deed, implementing the capital increase out of authorized capital, the issuance of the Company Shares and the amendment of the Articles of Association will be available;

g)                                              the original of the subscription form executed by Barricade Merger Sub, Inc., showing that all Company Shares were subscribed for, as presented to the Board of Directors in connection with the implementation of the capital increase, will be available;

h)                                              the original of the confirmation of a Swiss bank in the sense of the Swiss Federal Act on Banks and Savings Banks, as presented to the Board of Directors in connection with the implementation of the capital increase and confirming that the total subscription amount was wired to a blocked capital increase account will be available;

i)                                                  the original of the auditors’ confirmation in the sense of article 652f CO of PricewaterhouseCoopers AG, Zurich, as presented to the Board of Directors in connection with the implementation of the capital increase, will be available;

j)                                                  the Resolution and the Amendment were not and will not have been amended or rescinded;

k)                                               the capital increase will be registered by the commercial register of the Canton of Schaffhausen, approved by the Federal Register of Commerce and evidenced by a certified excerpt and thus all activities as required by Swiss law and the Company’s articles of association to implement a capital increase out of authorized capital have been taken.

III.                                      OPINIONS

On the basis of the foregoing and subject to the qualifications hereinafter set forth, we express the following opinions:

The Company Shares, as described in the Registration Statement, will be, when issued, validly issued, fully paid-in and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issuance of such shares).

IV.                                       QUALIFICATIONS

This opinion is subject to the following qualification:

a)                                               This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland. We have not investigated the laws of any jurisdiction other than Switzerland, or any matters of fact (expressed in representations or warranties or otherwise) or tax matters.

The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder shall be governed by and construed in accordance with Swiss law as in force at the date of this opinion. The exclusive place of jurisdiction for any claim arising out if this opinion is Zurich, Switzerland. We assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion is exclusively addressed to the addressee for its own use and benefit and may not be relied upon by any other person or copies distributed to any other person.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our law firm under the captions “Legal Matters” contained therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

Very truly yours,

/s/ VISCHER Ltd

VISCHER Ltd